Exhibit 4.15

English Translation

Supplement Agreement No. 1

to

Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement

This Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement was signed by the following partners on June 10, 2019 in Huangshan High-tech Industrial Development Zone (former Huangshan Economic Development Zone), Anhui, China:

New Limited Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. ("New Limited Partner")

General Partner: Huangshan Panjie Investment Management Co., Ltd. (“Huangshan Panjie”)

General Partner: Anhui GOHO Private Equity Management Co., Ltd. ("Anhui GOHO")

Limited Partner: Huangshan Development & Investment Corporation Ltd. (“HDI”)

Limited Partner: Shanghai Panjie Investment Co., Ltd. (“Shanghai Panjie”)

Article 1 WHEREAS, The “Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement” (the “Partnership Admission Agreement”) was signed, all parties hereby agree to amend the Partnership Admission Agreement. And the specific terms are changed as follows:

1. The original No.2 in Article 1 of the Partnership Admission Agreement is:

The New Limited Partner promises to subscribe for a capital contribution of RMB 50 million. And the New Limited Partner will subscribe RMB 25 million for a initial capital contribution within three days after the signing of the “Supplemental Agreement on the “Huangshan Panjie Investment Center (Limited Partnership) Partnership Agreement”. The remaining capital contribution of RMB 25 million will be submitted fully and on time, no later than October 31, 2019.

Be amended to:

The New Limited Partner agrees to subscribe for a capital contribution of RMB 50 million. It is agreed that the New Limited Partner will subscribe RMB 25 million for an initial capital contribution within three days after the signing of the Supplement Agreement No.1 to “Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement”, which was approved in the fourth partner meeting. The remaining capital contribution of RMB 25 million will be submitted fully and on time, no later than October 31, 2019.

2. The original No.1 in Article 2 of the Partnership Admission Agreement is:

The New Limited Partner has carefully read and signed the Limited Partnership Agreement and supplemental agreement (attached) and the agreement admitting a New Limited Partner provided by the executive partner. The signature is the presentation of the New Limited Partner's true meaning. The rights and obligations between the New Limited Partner and the other partners are stipulated by the partnership agreement & supplemental agreement, as well as this agreement.

Be amended to:

The New Limited Partner has carefully read the partnership agreement & supplemental agreements (attached) (Which include partnership agreement & supplemental agreement signed by Huangshan Panjie and Anhui GOHO, as well as partnership agreement & supplemental agreement 2), the supplemental agreement about Huangshan Panjie capital contributions and shares ratios approved in the third partners meeting, the supplemental agreement about admitting Su Xuan Tang as a New Limited Partner approved in the fourth meeting. All agreements are provided by the executive partner. And the New Limited Partner has signed the Partnership Admission Agreement and its supplemental agreement.

The signature is the presentation of the New Limited Partner's true meaning. The rights and obligations of the New Limited Partner and the other partners are stipulated by the partnership agreement & its supplemental agreements, Partnership Admission Agreement, Supplement Agreements to Partnership Admission Agreement as well as this agreement.

Article 2 There are seven copies of this agreement for each partner. The Fund keeps one copy. And the other one is used for the relevant industrial and commercial registration procedures. Each of them has the same legal effect.

[The remainder of this page intentionally left blank.]

[The remainder of this page is intentionally left blank. It is the signature page of the Supplement Agreement No.1 to Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement, Page 1/5 ]

This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Huangshan Panjie Investment Management Co., Ltd.(seal)

Legal representative or authorized agent (signature):

[The remainder of this page is intentionally left blank. It is the signature page of the Supplement Agreement No.1 to Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement, Page 2/5 ]

This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Anhui GOHO Private Equity Management Co., Ltd. (seal)

Legal representative or authorized agent (signature):

[The remainder of this page is intentionally left blank. It is the signature page of the Supplement Agreement No.1 to Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement, Page 3/5 ]

This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Huangshan Development & Investment Corporation Ltd. (seal)

Legal representative or authorized agent (signature):

[The remainder of this page is intentionally left blank.It is the signature page of the Supplement Agreement No.1 to Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement, Page 4/5 ]

This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Shanghai Panjie Investment Co., Ltd.(seal)

Legal representative or authorized agent (signature): Renyong Li (sealed)

[The remainder of this page is intentionally left blank. It is the signature page of the Supplement Agreement No.1 to Huangshan Panjie Investment Fund LLP Limited Partnership Admission Agreement, Page 5/5 ]

This Agreement was signed by the following parties at the date and location listed at the beginning of this Agreement:

General Partner: Jiangsu Su Xuan Tang Pharmaceutical Co., Ltd. (sealed)

Legal representative or authorized agent (signature): Feng Zhou (sealed)

8